EXHIBIT 32.2


               CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies in her capacity as Chief Financial Officer of Belport Capital Fund LLC (the "Fund"), that:

(a) the Annual Report of the Fund on Form 10-K for the year ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b) the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Fund for such period.



Date:  March 15, 2004


                                           /s/ Michelle A. Alexander
                                           -------------------------
                                           Michelle A. Alexander
                                           Chief Financial Officer